EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Quarterly Report of Innofone.com, Incorporated (the "Registrant") on Form 10-QSB/A for the fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Alex Lightman, President, Chief Executive Officer and Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

      (1) The Amendment No. 1 to Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Amendment No. 1 to Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date: January 24, 2006                By:  /s/ Alex Lightman
                                           -------------------------------------
                                           Alex Lightman
                                           Chief Executive Officer, President
                                           and Principal Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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